EXHIBIT 22.1

IKANOS COMMUNICATIONS, INC.

CERTIFICATE AND REPORT OF INSPECTOR OF ELECTION

In my capacity as the duly appointed Inspector of Election for the Annual Meeting of Stockholders (the “Annual Meeting”) of Ikanos Communications, Inc., a Delaware corporation (the “Company”), held on June 12, 2008, I hereby certify that:

FIRST. The Annual Meeting was held on Thursday, June 12, 2008, at 1:30 p.m. local time, at 47669 Fremont Boulevard, Fremont, California.

SECOND. There were issued and outstanding on April 14, 2008, the record date for determining the Company’s stockholders entitled to notice of and to vote at the Annual Meeting, 29,718,552 shares of the Company’s common stock.

THIRD. Each share of common stock is entitled to one vote.

FOURTH. The number of shares of common stock of the Company present and voting at the Annual Meeting, constituting a quorum, was as set forth below:

Present and Voting in Person or by Proxy: 23,211,665

Percent of Total Outstanding Shares: 78.1%

FIFTH: I inspected or caused to be inspected the signed proxies and ballots used at the Annual Meeting and found the same to be in proper form, and the following is a record of the votes cast at the Annual Meeting:

1.	Election of Directors

Nominee	For	Withheld
Paul Hansen	20,538,662	2,673,003
Michael Ricci	20,532,292	2,679,373

THE TWO NOMINEES RECEIVING THE MOST AFFIRMATIVE VOTES ARE ELECTED AS DIRECTORS.

2.	Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP

For	Against	Abstain
22,840,738	355,840	15,087

REQUIRES AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED EITHER IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

3.	Proposal to Decrease the Number of Authorized Capital Stock Available for Issuance

For	Against	Abstain
21,817,855	1,378,273	15,535

REQUIRES AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED EITHER IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE MEETING.

Dated: June 12, 2008

/s/ Edmund Wiener
Edmund Wiener, Inspector of Election American Stock Transfer & Trust Co.